SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                                  ---------------

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of Earliest event reported)              November 30 , 1999
                                                --------------------------------

                           CHUGACH ELECTRIC ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)
Alaska                           33-42125                        92-0014224
(State or Other Jurisdiction    (Commission File               (IRS Employer
      of Incorporation)              Number)                 Identification No.)

5601 Minnesota Drive, Anchorage, Alaska                 99518
(Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:  (907)563-7494

                                      None
         (Former Name or Former Address, if Changed Since Last Report

 Item 5. Other Events

Unsolicited Acquisition Proposal by Matanuska Electric Association, Inc.

Reference is made to the information set forth under the caption "Unsolicited Acquisition Proposal by Matanuska Electric Association, Inc." (MEA) in Item 5 of
Part  II of the  Report  on Form  10-Q of  Chugach  Electric  Association,  Inc.
(Chugach or the Association) for the quarter ended September 30, 1999. Such information is incorporated herein by reference.

Chugach held the special meeting of its members to consider the MEA acquisition proposal as scheduled on November 18, 1999. Of the 14,492 ballots received and validated, 13,156 were cast against the MEA proposal and 1,336 (9.2%) were cast in favor. The proposal therefore fell short of the approximately 27,500 members (including at least 2/3 of the members actually voting) that would have had to vote in favor of the MEA Proposal in order for the members to register their approval under Chugach's bylaws and the Alaska Electric and Telephone Cooperative Act.

Petitions for Removal of Directors

Reference is made to the information set forth under the caption "Petitions for Removal of Directors" in Item 5 of Part II of the Report on Form 10-Q of Chugach Electric Association, Inc. (Chugach or the Association) for the quarter ended September 30, 1999. Such information is incorporated herein by reference.

On November 17, 1999, the Chugach board of directors decided that Chugach would take no further action in response to the petitions to remove five of its seven directors from office, concluding that the petitions do not satisfy the requirements imposed by Chugach's bylaws and applicable laws for the reasons described in the press release issued by Chugach on November 17, 1999, that is filed as Exhibit 99.1 hereto (see Item 6) and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         99.1 November 17, 1999 Press Release relating to rejection of recall petitions

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  November 30, 1999                      CHUGACH ELECTRIC ASSOCIATION, INC.



                                              By:      /s/ Eugene N. Bjornstad
                                                           Eugene N. Bjornstad
                                                           General Manager































         EXHIBITS

         Listed below are the exhibits which are filed as part of this Report:



         Exhibit

         number                             Description                     Page

         99.1      11/17/1999 Press Release relating to rejection
                   of recall petitions                                        5